Exhibit 10.1

CARLISLE COMPANIES INCORPORATED
NONQUALIFIED STOCK OPTION AGREEMENT

This Agreement (the “Agreement”) is made as of                      (the “Date of Grant”) by and between Carlisle Companies Incorporated, a Delaware corporation (the “Company”) and                                 (the “Optionee”).

1.                                       Grant of Option Right. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Company’s Executive Incentive Program (the “Program”), the Company hereby grants to the Optionee as of the Date of Grant an option (the “Option Right”) to purchase                 Common Shares, at the price of $           per share (the “Option Price”).  This Option Right is intended to be a nonqualified stock option and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Code.

2.                                       Exercise of Option Right.

(a)                                  Unless and until terminated as hereinafter provided, the Option Right will become exercisable as set forth in Table I below:

TABLE I

Option Vesting Dates	Number of Shares Vested - Installments	Number of Shares Vested - Total

(b)                                 Notwithstanding the provisions of Section 2(a), the Option Right will become immediately exercisable in full if, prior to the date the Option Right becomes fully exercisable pursuant to Section 2(a), (i) the Optionee ceases to be an employee of the Company or any Subsidiary as a result of his death, Disability or Retirement, or (ii) a Change in Control occurs while the Optionee is in the employ of the Company and its Subsidiaries, subject to Section 15(n) of the Program.

3.                                       Forfeiture of Option Right.  The Option Right shall be forfeited (to the extent it has not become exercisable pursuant to Section 2) if the Optionee ceases to be continuously employed by the Company and its Subsidiaries.

4.                                       Payment of Option Price.  The Option Price is payable (a) in cash or by certified or cashier’s check or other cash equivalent acceptable to the Company payable to the order of the Company, or (b) any other method approved by the Company.

5.                                       Term of Option Right.  The Option Right will terminate on the earliest of the following dates:

(a) One year after the Optionee ceases to be an employee of the Company or any Subsidiary as a result of his death, Disability or Retirement;

(b) Ninety days after the Optionee ceases to be an employee of the Company or any Subsidiary for any reason other than as described in Section 5(a), subject to Section 15(m) of the Program; or

(c) Ten years from the Date of Grant (i.e.,                                      ).

6.                                       Transferability.  Except with the consent of the Compensation Committee (the “Committee”), the Option Right may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Optionee;

provided, however, that the Optionee’s rights with respect to such Option Right may be transferred by will or pursuant to the laws of descent and distribution.

7.                                       No Employment Contract.  Nothing contained in this Agreement shall confer upon the Optionee any right with respect to continuance of employment by the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the employment or adjust the compensation of the Optionee.

8.                                       Taxes and Withholding.  To the extent that the Company shall be required to withhold any federal, state, local or other taxes in connection with Common Shares obtained upon the exercise of the Option Right, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the delivery of such Common Shares that the Optionee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof.  The Optionee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the Common Shares that are delivered to the Optionee upon the exercise of the Option Right, and the Common Shares so surrendered by the Optionee shall be credited against any such withholding obligation at the Market Value per Share of such shares on the date of such surrender.

9.                                       Adjustments.  The Committee may make or provide for such adjustments in the Option Price and in the number and kind of shares of stock covered by this Agreement, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the Optionee’s rights that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets (including, without limitation, a special or large non-recurring dividend) or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.  In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for the Common Shares such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of the Common Shares.

10.                                 Amendments.  Subject to the terms of the Program, the Committee may modify this Agreement upon written notice to the Optionee.  Any amendment to the Program shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto.

11.                                 Severability.  In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

12.                                 Relation to Program.  The Option Right granted under this Agreement and all the terms and conditions hereof are subject to the terms and conditions of the Program.  This Agreement and the Program contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior communications, representations and negotiations in respect thereto.  In the event of any inconsistency between the provisions of this Agreement and the Program, the Program shall govern.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Program.  The Committee acting pursuant to the Program, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant or exercise of the Option Right.

13.                                 Successors and Assigns.  Without limiting Section 6 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.

14.                                 Notices.  Any notice to the Company provided for herein shall be in writing to the Company and any notice to the Optionee shall be addressed to the Optionee at his or her address on file with the Company.  Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class certified or registered mail, postage and fees prepaid, return receipt requested, and addressed as aforesaid.  Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Optionee has also executed this Agreement in duplicate, as of the day and year first above written.

CARLISLE COMPANIES INCORPORATED

By:
Name:
Title:

The undersigned hereby acknowledges receipt of an executed original of this Agreement and accepts the award of the Option Right granted thereunder on the terms and conditions set forth herein and in the Program.

Date: